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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934


                                   March 13, 1998
                         ---------------------------------
                                   Date of Report
                         (Date of Earliest Event Reported)


                               TAVA Technologies, Inc.
               ------------------------------------------------------
               (Exact name of Registrant as specified in its charter)


          Colorado                        0-19167              84-1042227
-------------------------------         -----------         ----------------
(State or other jurisdiction of         (Commission         (I.R.S. Employer
 incorporation or organization)          File No.)           I. D. Number)

  7887 E. Belleview Avenue, Suite 820
            Englewood, CO                                        80111
----------------------------------------                      ----------
(Address of principal executive offices)                      (zip code)

                                 (303) 771-9794
                ----------------------------------------------------
                (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS.

     On March 13, 1998 the Company issued a call for redemption for all of its outstanding, publicly held Redeemable Common Stock Purchase Warrants. The following is filed as a supplement to the Company's Prospectus dated March 6, 1997:

                    TAVA TECHNOLOGIES, INC. (f/k/a TOPRO, INC.)
                        SUPPLEMENT DATED MARCH 13, 1998 TO
                         THE PROSPECTUS DATED MARCH 6, 1997

     On March 13, 1998, the Company issued a call for redemption for all of its outstanding publicly held Redeemable Common Stock Purchase Warrants (NASDAQ Small-Cap "TAVAW"). Warrants which are not exercised prior to 3:00 p.m., Mountain time, on Friday, April 24, 1998 (the "Redemption Date") will be canceled or redeemed by the Company.

     Warrants may be exercised prior to the Redemption Date by presenting the Warrant Certificate, duly endorsed for exercise, accompanied by payment in cash or by bank or certified check payable to the Company, of the exercise price of $3.50 per share to the Company's Warrant Agent, American Securities Transfer & Trust, Inc., 938 Quail Street, Suite 101, Lakewood, CO 80215-5513. In order to receive the redemption price of $.05 per Warrant, Warrant certificates must be delivered to the Warrant Agent no later than the Redemption Date.

     As of March 12, 1998, there were 633,100 Warrants outstanding. Any proceeds from exercise of Warrants will be used by the Company for general working capital.


                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 TAVA Technologies, Inc.


Date: March 13, 1998             By: /s/ Douglas H. Kelsall
                                     ------------------------------------------
                                     Douglas H. Kelsall, Vice-President and CFO



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